UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 14, 2005

Date of earliest event reported:  March 14, 2005

OFFICEMAX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road
Itasca, Illinois 60143
(Address of principal executive offices) (Zip Code)

(630) 773-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14A-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On March 14, 2005, we issued an earnings release announcing our fourth quarter and full year 2004 financial results, a copy of which is attached as Exhibit 99.1. Additionally, executive management will discuss our fourth quarter and full year 2004 financial results during a webcast and conference call to be held today, March 14, at 11:00 a.m. eastern time.  To access the webcast or conference call, please go to our website at http://investor.officemax.com and select the March 14, 2005 conference call link.

We present our consolidated financial statements in accordance with generally accepted accounting principles (GAAP). To supplement the GAAP presentations, we also present the results of our operations before special gains and losses. For example, in the attached press release, we present results that exclude items such as a pretax charge for a writedown of impaired assets; a pretax gain on the sale of our paper, forest products and timberland assets; and costs related to early retirement of debt and other special items.  We believe our presentation of results before these special items provides useful information to both investors and management by excluding gains and losses that are not indicative of our core operating results.

We have reconciled the non-GAAP financial measures to our reported financial performance in the financial notes that accompany our press release.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1                                    OfficeMax Incorporated earnings release dated March 14, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2005

OFFICEMAX INCORPORATED

	By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

Exhibit
Number	Description

99.1	OfficeMax Incorporated earnings release dated March 14, 2005